U. S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                UgoMedia Interactive Corporation
     ------------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Nevada                         88-0470239
-------------------------------  -------------------------------
(STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)        INDENTIFICATION NO.)


 0011-123 St. NW, Suite 2303                N7V 1X4
   Edmonton, Alberta, Canada
-------------------------------            ----------
(Address of Principal Executive            (Zip Code)
           Offices)


Registrant's telephone number, including area code: (519) 541-1564


                  Consulting Agreements Between
                         the Company and
                Scott Bleazard and Stephen Brock

                Legal Services Agreement with
                  Williams Law Group, P.A.

                    2002 Stock Award Plan
                 --------------------------------
                    (Full title of the plans)


                     Nascent Group, Inc.
                      9938 Cerbat Court
                   Las Vegas, Nevada 89123
             ---------------------------------------
             (Name and address of agent for service)

                         (702) 580-8565
  -------------------------------------------------------------
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)




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=================================================================

                 CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
                                maximum    Maximum
                                offering  Aggregate   Amount of
   Title of      Amount to be    price     offering  registration
  securities
     to be        Registered    per unit    price        fee
  registered
----------------------------------------------------------------

Common stock,       825,000        $0.06     $49,500    $4.55
par                 shares
value, $0.001
per
share

----------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of UgoMedia Interactive
Corporation as reported on the OTCBBr on November 1, 2002.

                             PART I

          Information Required in the Section 10(a)
Prospectus

Item 1.  Plan Information

A. The Company is offering shares of its common stock to various individuals for legal and consulting services on the Company's behalf.

This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the services provided or to be provided by these individuals.

The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:


        Scott Bleazard - 150,000
        Stephen Brock - 75,000
        Michael T. Williams, Esq. - 150,000

B. The Company has adopted and will issue from time to time up to 450,000 shares to its officers, directors and employees under the 2002 Stock Award Plan.

Item 2.  Registrant Information And Employee Plan Annual
Information.

The document(s) containing the information specified in Part
I of Form  S-8  will be sent or given to participants as
specified  by Rule   428(b)(1)  promulgated  by  the  Securities  and
Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with  the  Commission, but constitute (along with  the
documents incorporated   by  reference  into  the  Registration
Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by UgoMedia
Interactive Corporation, a Nevada corporation (the Company"), are incorporated herein by reference:

      (a) The registrant's Articles of Incorporation filed on August 22, 2000;

      (b) The registrant's By-Laws filed on August 22, 2000;

      (c) The  Company's  Form  10-SB12G  Registration
Statement initially filed by the   Company  under  the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), with the
Commission on June 27, 2001, and subsequent amendments thereto;

      (d) The Form 10-KSB annual report of the Company for its fiscal year ended December 31, 2001, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2001; and

      (e) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents incorporated by reference herein will be
made available  to  all participants without charge, upon
written  or oral  request.   Other  documents required  to  be
delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

          Aldo Rotondi,  President
          UgoMedia Interactive Corporation

  0011-123 St. NW, Suite 2303                N7V 1X4
   Edmonton, Alberta, Canada
-------------------------------            ----------
(Address of Principal Executive            (Zip Code)
           Offices)


Registrant's telephone number, including area code: (519) 541-1564


ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant, except that Michael T. Williams, Esq., principal of Williams Law Group, P.A. currently owns 20,000 shares of the registrant and will be issued 150,000 shares hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases.

Insofar  as  indemnification for liabilities  arising  under the Securities Act of 1922 may be permitted to directors,
officers or persons   controlling  the  company  pursuant  to  the
foregoing provisions, the company has been informed that in the opinion  of the  securities  and Exchange Commission such
indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although
permitted  by Section   78.752   of  the  GCL,  nor  does  the Company
have indemnification agreements with any of its directors, officers, employees or agents.

In  addition,  Section 78.751 of the Nevada  General
Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer,
employee   or   agent   is  proper  in  the  circumstances. The
determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not
exclude   any   other   rights  to   which   a   person seeking
indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant
pursuant   to   the  foregoing  provisions,  or  otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,
unenforceable.   In  the event that a claim  for indemnification
against  such  liabilities  (other  than  the  payment   by the
registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     4.a  -  Consulting  Agreement between  UgoMedia Interactive
Corporation and Scott Bleazard

     4.b  -  Consulting  Agreement between  UgoMedia Interactive
Corporation and Stephen Brock

     4.c - Agreement for legal services with Michael T. Williams, Esq.

     4.d - 2002 Stock Award Plan

     5    - Opinion of Williams Law Group, P.A.

     23.a   - Consent of Williams Law Group, P.A.

            (included in Exhibit 5.1)

     23.b - Consent of Chavez and Koch

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the 0011-123 St. NW, Suite 2303, Edmonton, Alberta, Canada, on this 19th day of November, 2001.



                              UgoMedia Interactive Corporation



                              By:  /s/ Aldo Rotondi
                                 ----------------------------
                                 Aldo Rotondi, President




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                        November 19, 2002
/s/ Aldo Rotondi
-----------------------------
Aldo Rotondi
President and Director